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                                                                     EXHIBIT 2.3
================================================================================


                         PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT is entered into as of October 25, 1999 by and between Transit Group, Inc., a Florida corporation (the "Borrower"), each Subsidiary of the Borrower listed on the signature pages hereto (each, a "Debtor" and, together with the Borrower, the "Debtors") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as agent (the "Agent") for the lenders party to the Credit Agreements referred to below.


                            PRELIMINARY STATEMENTS

     The Borrower, the Agent and the Lenders are entering into a Working Capital Credit Agreement dated as of October 25, 1999 and an Acquisition Credit Agreement dated as of October 25, 1999 (as each may be amended or modified from time to time, a "Credit Agreement" and, collectively, the "Credit Agreements"). The Debtors are entering into this Pledge and Security Agreement (as it may be amended or modified from time to time, the "Security Agreement") in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreements.

     Each of the Debtors other than the Borrower has executed and delivered a guaranty (the "Guaranty") of the obligations of the Borrower in respect of the Loan Documents. The obligations of the Borrower in respect of the Loan Documents and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Security Agreement.

     ACCORDINGLY, the Debtors and the Agent, on behalf of the Lenders, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1. Terms Defined in Credit Agreements.  All capitalized terms used herein
          ----------------------------------
and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreements.

     1.2. Terms Defined in Illinois Uniform Commercial Code.  Terms defined in
          -------------------------------------------------
the Illinois Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Illinois Uniform Commercial Code as in effect on the date hereof.

     1.3. Definitions of Certain Terms Used Herein.  As used in this Security
          ----------------------------------------
Agreement, in addition to the terms defined in the Preliminary Statements, the following terms shall have the following meanings:

     "Accounts" means all rights to payment for goods sold or leased or services rendered by any Debtor, whether or not earned by performance, together with all security interests or other security held by or granted to such Debtor to secure such rights to payment.

     "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

     "Chattel Paper" means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods.

     "Collateral" means all Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Pledged Deposits, Stock Rights and Other Collateral, wherever located, in which any Debtor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

     "Control" has the meaning set forth in Article 8 of the Illinois Uniform Commercial Code as in effect from time to time.

     "Default" means an event described in Section 5.1.

     "Documents" means all documents of title and goods evidenced thereby, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Equipment" means all equipment, machinery, furniture and goods used or usable by any Debtor in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures.

     "Excluded Property" means the property of the Debtors described on Exhibit G hereto.

     "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

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     "Fixtures" means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

     "Foreign Issuer" means each Issuer that is organized under the laws of a jurisdiction outside the United States of America.

     "General Intangibles" means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

     "Instruments" means all negotiable instruments (as defined in (S)3104 of the Illinois Uniform Commercial Code as in effect from time to time), certificated and uncertificated securities and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary indorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

     "Inventory" means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in any Debtor's business, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of such Debtor, and all such goods released to such Debtor or to third parties under trust receipts or similar documents.

     "Investment Property" means a security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account (all as defined in the Illinois Uniform Commercial Code as in effect from time to time).

     "Lenders" means the lenders party to each Credit Agreement and their successors and assigns.

     "Obligations" means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Agent or the Lenders in connection with the preparation, administration, collection or

                                       3
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enforcement thereof), of each Debtor to the Agent or any Lender or any branch, subsidiary or affiliate thereof, arising under or pursuant to this Security Agreement, the Credit Agreements, the Guaranty and any promissory note or notes now or hereafter issued under the Credit Agreements.

     "Other Collateral" means any property of any Debtor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of such Debtor other than real estate.

     "Pledged Deposits" means all time deposits of money, whether or not evidenced by certificates, which any Debtor may from time to time designate as pledged to the Agent or to any Lender as security for any Obligation, and all rights to receive interest on said deposits.

     "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

     "Required Secured Parties" means (x) prior to an acceleration of the obligations under either Credit Agreement, the Required Lenders under each Credit Agreement and (y) after an acceleration of the obligations under either Credit Agreement, Lenders and their Affiliates holding in the aggregate at least 66 2/3% of the total of the unpaid principal amount of outstanding Advances, as determined by the Agent in its reasonable discretion.

     "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

     "Secured Creditor" has the meaning set forth in Article II.

     "Secured Obligations" means the Obligations and the "Rate Management Obligations" (as defined in each Credit Agreement).

     "Security" has the meaning set forth in Article 8 of the Illinois Uniform Commercial Code as in effect from time to time.

     "Stock Rights" means any securities, dividends or other distributions and any other right or property which any Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive

                                       4
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earnings, in which any Debtor now has or hereafter acquires any right, issued by an issuer of such securities.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                  ARTICLE II

                          GRANT OF SECURITY INTEREST

     Each Debtor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and (to the extent specifically provided herein) their Affiliates (the "Secured Creditors"), a security interest in all of such Debtor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations, provided, however, that in the case of any Foreign Issuer, the
             --------  -------
Agent's security interest hereunder shall not at any time extend to more than 65% of the outstanding shares of any class of stock of such Foreign Issuer.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Each Debtor represents and warrants to the Agent and the Lenders that:

     3.1. Title, Authorization, Validity and Enforceability.  Such Debtor has
          -------------------------------------------------
good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Debtor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Debtor and creates a first priority security interest which is enforceable against such Debtor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against such Debtor in the locations listed on Exhibit "F", the Agent will have a fully perfected security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.6.

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     3.2. Conflicting Laws and Contracts.  Neither the execution and delivery by
          ------------------------------
such Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Debtor or such Debtor's articles or certificate of incorporation or bylaws, the provisions of any indenture, instrument or agreement to which such Debtor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent on behalf of the Lenders).

     3.3. Principal Location.  Such Debtor's mailing address, and the location
          ------------------
of its chief executive office and of the books and records relating to the Receivables, is disclosed in Exhibit "A"; such Debtor has no other places of business except those set forth in Exhibit "A".

     3.4. Property Locations.  The Inventory, Equipment and Fixtures (other than
          ------------------
motor vehicles) are located solely at the locations described in Exhibit "A".

     3.5. No Other Names.  Except as otherwise disclosed to the Agent, such
          --------------
Debtor has not conducted business under any name except the name in which it has executed this Security Agreement.

     3.6. No Default.  No Default or Unmatured Default exists.
          ----------

     3.7. Accounts and Chattel Paper.  The names of the obligors, amounts owing,
          --------------------------
due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all invoices and reports with respect thereto furnished to the Agent by such Debtor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

     3.8. Filing Requirements.  Part A of Exhibit B lists all of the Equipment
          -------------------
which is Eligible Revenue Equipment and is covered by any certificate of title, except for Excluded Property. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part B of Exhibit "B" and (ii) patents, trademarks and copyrights held by such Debtor and described in Part C of Exhibit "B". Exhibit "C" sets forth the legal description, county and street address of the property on which any Fixtures are located together with the name and address of the record owner of each such property.

     3.9. No Financing Statements.  No financing statement describing all or any
          -----------------------
portion of the Collateral which has not lapsed or been terminated naming any Debtor as debtor has been

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filed in any jurisdiction except (i) financing statements naming the Agent on behalf of the Lenders as the secured party and (ii) as described in Exhibit "D".

     3.10. Federal Employer Identification Number.  Such Debtor's Federal
           --------------------------------------
employer identification number is set forth on Exhibit "A".

     3.11. Pledged Securities and Other Investment Property.  Exhibit "E" sets
           ------------------------------------------------
forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Agent. Such Debtor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit "E" as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder. Such Debtor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and nonassessable and (ii) with respect to any certificates delivered to the Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Debtor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible.


                                  ARTICLE IV

                                   COVENANTS

     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

     4.1.  General.
           -------

           4.1.1. Inspection. Each Debtor will permit the Agent or any Lender,
                  ----------
           by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Debtor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Debtor with, and to be advised as to the same by, such Debtor's officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Agent or such Lender may determine, as provided in each Credit Agreement.

           4.1.2. Taxes. Each Debtor will pay when due all taxes, assessments
                  -----
           and governmental charges and levies upon the Collateral, except those which are

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           being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

           4.1.3. Records and Reports; Notification of Default. Each Debtor will
                  --------------------------------------------
           maintain complete and accurate books and records with respect to the Collateral, and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time request. Each Debtor will give prompt notice in writing to the Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

           4.1.4. Financing Statements and Other Actions; Defense of Title. Each
                  --------------------------------------------------------
           Debtor will execute and deliver to the Agent all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Agent in order to maintain a first perfected security interest in and, in the case of Investment Property, Control of, the Collateral. Each Debtor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

           4.1.5. Disposition of Collateral.  No Debtor will sell, lease or
                  -------------------------
           otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Section 6.13 of each Credit Agreement, (ii) until such time following the occurrence of a Default as such Debtor receives a notice from the Agent instructing such Debtor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as such Debtor receives a notice from the Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

           4.1.6. Liens. No Debtor will create, incur, or suffer to exist any
                  -----
           Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit "D" and (iii) other Liens permitted pursuant to Section 6.15 of each Credit Agreement.

           4.1.7. Change in Location or Name.  No Debtor will  (i) have any
                  --------------------------
           Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit "A", (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit "A", (iii) maintain a place of business at a location other than a location specified on Exhibit "A", (iv) change its name or taxpayer identification number or (v) change

                                       8
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           its mailing address, unless such Debtor shall have given the Agent not less than 30 days' prior written notice thereof and such Debtor shall have taken all action required to maintain the first priority perfected security interest of the Agent hereunder in such Debtor's Collateral.

           4.1.8. Other Financing Statements. No Debtor will sign or authorize
                  --------------------------
           the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

     4.2   Receivables.
           -----------

           4.2.1. Certain Agreements on Receivables. No Debtor will make or
                  ----------------------------------
           agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, such Debtor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

           4.2.2. Collection of Receivables. Except as otherwise provided in
                  -------------------------
           this Security Agreement, each Debtor will collect and enforce, at such Debtor's sole expense, all amounts due or hereafter due to such Debtor under the Receivables.

           4.2.3. Delivery of Invoices. Each Debtor will deliver to the Agent
                  --------------------
           immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Agent shall specify.

           4.2.4. Disclosure of Counterclaims on Receivables. If (i) any
                  ------------------------------------------
           discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Debtor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Debtor will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of such Debtor relating to such Receivable and in connection with any invoice or report furnished by such Debtor to the Agent relating to such Receivable.

     4.3   Inventory and Equipment.
           ------------------------

           4.3.1. Maintenance of Goods. Each Debtor will do all things necessary
                  --------------------
           to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

           4.3.2. Insurance. Each Debtor will (i) maintain fire and extended
                  ---------
           coverage insurance on the Inventory and Equipment containing a lender's loss payable

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           clause in favor of the Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Agent as the Agent shall from time to time reasonably request,
           (iii) furnish to the Agent upon the request of the Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Agent, on behalf of the Lenders, as an additional insured.

           4.3.3. Titled Vehicles. Each Debtor will give the Agent notice of its
                  ---------------
           acquisition of any vehicle covered by a certificate of title and do all things necessary to have the Lien of the Agent noted on any such certificate and deliver, upon request, the original of any vehicle title certificate to the Agent or its designees, including any officers and/or employees of such Debtor designated as trustees for the Agent pursuant to any trust arrangements among the Agent, such Debtor and such trustees. Upon the request of the Agent, all vehicle title certificates held by any such trustee shall be delivered immediately to such office of the Agent as the Agent may designate in such request.

     4.4   Instruments, Securities, Chattel Paper, Documents and Pledged
           -------------------------------------------------------------
Deposits.  Each Debtor will (i) deliver to the Agent immediately upon execution
--------
of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.

     4.5   Uncertificated Securities and Certain Other Investment Property. Each
           ---------------------------------------------------------------
Debtor will permit the Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Security Agreement. Each Debtor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, each Debtor will, with respect to

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Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Agent in form and substance satisfactory to the Agent.

     4.6. Stock and Other Ownership Interests.
          -----------------------------------

          4.6.1. Changes in Capital Structure of Issuers. Except as permitted in
                 ---------------------------------------
          the Credit Agreements, no Debtor will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or
          (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

          4.6.2. Registration of Pledged Securities and other Investment
                 -------------------------------------------------------
          Property. Each Debtor will permit any registerable Collateral to be
          --------
          registered in the name of the Agent or its nominee at any time at the option of the Required Secured Parties.

          4.6.3. Exercise of Rights in Pledged Securities and other Investment
                 -------------------------------------------------------------
          Property. Each Debtor will permit the Agent or its nominee at any time
          --------
          after the occurrence of a Default, upon written notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

     4.7  Pledged Deposits. No Debtor will withdraw all or any portion of any
          ----------------
Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

     4.8  Deposit Accounts. After the occurrence of a Default or an Unmatured
          ----------------
Default, each Debtor will (i) upon the Agent's request, notify each bank or other financial institution in which it maintains a deposit account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Agent's request, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Agent, transferring dominion and control over each such account to the Agent. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreements regarding setoffs.

     4.9  Federal, State or Municipal Claims. Each Debtor will notify the Agent
          ----------------------------------
of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.


                                   ARTICLE V

                                    DEFAULT

     5.1. The occurrence of any one or more of the following events shall constitute a Default:

          5.1.1. Any representation or warranty made by or on behalf of any Debtor under or in connection with this Security Agreement shall be materially false as of the date on which made.

          5.1.2. The breach by any Debtor of any of the terms or provisions of
          Article IV or Article VII.

          5.1.3. The breach by any Debtor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Security Agreement which is not remedied within 10 days after the giving of written notice to such Debtor by the Agent.

          5.1.4. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.7 or shall be lost, stolen, damaged or destroyed.

          5.1.5. The occurrence of any "Default" under, and as defined in, either Credit Agreement.

     5.2. Acceleration and Remedies.  Upon the acceleration of the obligations
          -------------------------
under either Credit Agreement pursuant to Section 8.1 thereof, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

          5.2.1. Those rights and remedies provided in this Security Agreement, the Credit Agreements, or any other Loan Document, provided that this
                                                             --------
          Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

          5.2.2. Those rights and remedies available to a secured party under the Illinois Uniform Commercial Code as in effect from time to time (whether or not the

          Illinois Uniform Commercial Code applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers'
          lien) when a debtor is in default under a security agreement.

          5.2.3. Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

     5.3. Debtors' Obligations Upon Default.  Upon the request of the Agent
          ---------------------------------
after the occurrence of a Default, each Debtor will:

          5.3.1. Assembly of Collateral. Assemble and make available to the
                 ----------------------
          Agent the Collateral and all records relating thereto at any place or places specified by the Agent.

          5.3.2. Secured Party Access.  Permit the Agent, by the Agent's
                 --------------------
          representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

     5.4. License.  The Agent is hereby granted a license or other right to use,
          -------
following the occurrence and during the continuance of a Default, without charge, each Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Debtor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, each Debtor hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of such Debtor's Inventory directly to any person, including without limitation persons who have previously purchased such Debtor's Inventory from such Debtor and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Debtor and any Inventory that is covered by any copyright owned by or licensed to such Debtor and the Agent may finish any work in process and affix any trademark owned by or licensed to such Debtor and sell such Inventory as provided herein.

                                  ARTICLE VI

                       WAIVERS, AMENDMENTS AND REMEDIES

     No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreements and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.


                                  ARTICLE VII

                      PROCEEDS; COLLECTION OF RECEIVABLES

     7.1. Lockboxes.  Upon request of the Agent after the occurrence of a
          ---------
Default or Unmatured Default, each Debtor shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

     7.2. Collection of Receivables.  The Agent may at any time after the
          -------------------------
occurrence of a Default, by giving each Debtor written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders. In such event, each Debtor shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Lenders' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, each Debtor shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

     7.3. Special Collateral Account.  The Agent may at any time after the
          --------------------------
occurrence and during the continuance of a Default require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Secured Obligations. If such Default is cured, the obligation to maintain this special collateral account shall end.

     7.4. Application of Proceeds.  The proceeds of the Collateral shall be
          -----------------------
applied by the Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

               (a) FIRST, to payment of all reasonable costs and expenses of the Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Agent pursuant to this Security Agreement;

               (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

               (c) THIRD, to payment of the principal of the Secured Obligations, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal owing to each of them;

               (d) FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

               (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Agent into each Debtor's respective general operating account.


                                  ARTICLE VII

                              GENERAL PROVISIONS

     8.1. Notice of Disposition of Collateral.  Each Debtor hereby waives notice
          -----------------------------------
of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to a Debtor, addressed as set forth in
Article IX, at least ten days prior to (i) the date of any such public sale or
(ii) the time after which any such private sale or other disposition may be made.

     8.2. Compromises and Collection of Collateral. Each Debtor and the Agent
          ----------------------------------------
recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed

Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Debtor agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

     8.3. Secured Party Performance of Debtor Obligations.  Without having any
          -----------------------------------------------
obligation to do so, the Agent may perform or pay any obligation which any Debtor has agreed to perform or pay in this Security Agreement and such Debtor shall reimburse the Agent for any amounts paid by the Agent pursuant to this
Section 8.3. Each Debtor's obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

     8.4. Authorization for Secured Party to Take Certain Action. Each Debtor
          ------------------------------------------------------
irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (i) to execute on behalf of such Debtor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral,
(ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Agent Control over such Securities or other Investment Property, (v) subject to the terms of
Section 4.1.5, to enforce payment of the Receivables in the name of the Agent or such Debtor, (vi) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and such Debtor agrees to reimburse the Agent on demand for any payment made or any reasonable expense incurred by the Agent in connection therewith, provided that this authorization
                                               --------
shall not relieve such Debtor of any of its obligations under this Security Agreement or under the Credit Agreements.

     8.5. Specific Performance of Certain Covenants. Each Debtor acknowledges
          -----------------------------------------
and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of such Debtor contained in this Security Agreement, that the covenants of such Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Debtor.

     8.6.  Use and Possession of Certain Premises.  Upon the occurrence of a
           --------------------------------------
Default, the Agent shall be entitled to occupy and use any premises owned or leased by any Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Debtor for such use and occupancy.

     8.7.  Dispositions Not Authorized.  No Debtor is authorized to sell or
           ---------------------------
otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between such Debtor and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

     8.8.  Benefit of Agreement.  The terms and provisions of this Security
           --------------------
Agreement shall be binding upon and inure to the benefit of each Debtor, the Agent and the Lenders and their respective successors and assigns, except that no Debtor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

     8.9.  Survival of Representations; Modification of Exhibits.  All
           -----------------------------------------------------
representations and warranties of each Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement. Exhibits A, B, C, E and F hereto may be supplemented from time to time by the applicable Debtor with the consent of the Agent.

     8.10. Taxes and Expenses.  Any taxes (including income taxes) payable or
           ------------------
ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by each of the Debtors, together with interest and penalties, if any. Each Debtor shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by any Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Debtor.

     8.11. Headings.  The title of and section headings in this Security
           --------
Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     8.12. Termination.  This Security Agreement shall continue in effect
           -----------
(notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreements have terminated pursuant to their express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

     8.13. Entire Agreement.  This Security Agreement embodies the entire
           ----------------
agreement and understanding between each Debtor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between such Debtor and the Agent relating to the Collateral.

     8.14. CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND
           -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8.15. Indemnity. Each Debtor hereby agrees to indemnify the Agent and the
           ---------
Lenders and the other Secured Creditors, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Agent or the Lenders or other Secured Creditors, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Lenders or other Secured Creditors or such Debtor, and any claim for patent, trademark or copyright infringement), except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.


                                  ARTICLE IX

                                    NOTICES

     9.1.  Sending Notices.  Any notice required or permitted to be given under
           ---------------
this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Article XIII of each Credit Agreement.

     9.2.  Change in Address for Notices. Each of the Debtors, the Agent and the
           -----------------------------
Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                   ARTICLE X

                                   THE AGENT

     Bank One, NA has been appointed Agent for the Lenders hereunder pursuant to
Article X of each Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreements, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Agent appointed pursuant to Article X of the Credit Agreements shall be entitled to all the rights, interests and benefits of the Agent hereunder.

     IN WITNESS WHEREOF, each Debtor and the Agent have executed this Security Agreement as of the date first above written.


                              TRANSIT GROUP, INC.

                              By:   /s/ Philip A. Belyew
                                 -----------------------------------------
                              Name:     Philip A. Belyew
                                    --------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------


                              BANK ONE, NA, as Agent

                              By:   /s/ Gregory J. Sjullie
                                 -----------------------------------------
                              Name:     Gregory J. Sjullie
                                    --------------------------------------
                              Title:    Vice President
                                     -------------------------------------


                              BESTWAY TRUCKING, INC.

                              By:   /s/ Philip A. Belyew
                                 -----------------------------------------
                              Name:     Philip A. Belyew
                                    --------------------------------------
                              Title:    Chairman
                                     -------------------------------------


                              CARROLL FULMER & COMPANY, INC.


                              By:   /s/ Philip A. Belyew
                                 -----------------------------------------
                              Name:     Philip A. Belyew
                                    --------------------------------------
                              Title:    Chairman
                                     -------------------------------------


                              CONNECTION ONE TRUCKING, LLC


                              By:   /s/ Philip A. Belyew
                                 -----------------------------------------
                              Name:     Philip A. Belyew
                                    --------------------------------------
                              Title:    Manager
                                     -------------------------------------

                              DLS LEASING, INC.


                              By:   /s/ Philip A. Belyew
                                 -------------------------------------
                              Name:     Philip A. Belyew
                                    ----------------------------------
                              Title:    Chairman
                                     ---------------------------------


                              FOX MIDWEST TRANSPORT, INC.


                              By:   /s/ Philip A. Belyew
                                 -------------------------------------
                              Name:     Philip A. Belyew
                                    ----------------------------------
                              Title:    Chairman
                                     ---------------------------------


                              J&L TRUCK LEASING OF FARMINGTON, INCORPORATED


                              By:   /s/ Philip A. Belyew
                                 -------------------------------------
                              Name:     Philip A. Belyew
                                    ----------------------------------
                              Title:    Chairman
                                     ---------------------------------


                              KAT, INC.


                              By:   /s/ Philip A. Belyew
                                 -------------------------------------
                              Name:     Philip A. Belyew
                                    ----------------------------------
                              Title:    Chairman
                                     ---------------------------------


                              LAND TRANSPORTATION, LLC


                              By:   /s/ Philip A. Belyew
                                 -------------------------------------
                              Name:     Philip A. Belyew
                                    ----------------------------------
                              Title:    Manager
                                     ---------------------------------

                              MASSENGILL TRUCKING SERVICE, INC.


                              By:   /s/ Philip A. Belyew
                                  --------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Chairman
                                     -----------------------------


                              MDR CARTAGE, INC.


                              By:   /s/ Philip A. Belyew
                                 ---------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Chairman
                                     -----------------------------


                              R&M ENTERPRISES, INC.


                              By:   /s/ Philip A. Belyew
                                 ---------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Chairman
                                     -----------------------------


                              RAINBOW TRUCKING SERVICES, INC.


                              By:   /s/ Philip A. Belyew
                                 ---------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Chairman
                                     -----------------------------


                              SHIPPERS DISTRIBUTION SERVICES, INC.


                              By:   /s/ Philip A. Belyew
                                 ---------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Chairman
                                     -----------------------------


                              TRANSIT GROUP TRANSPORTATION, LLC

                              By:   /s/ Philip A. Belyew
                                 ---------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Manager
                                     -----------------------------


                              TRANSIT LOGISTICS, LLC


                              By:   /s/ Philip A. Belyew
                                 ---------------------------------
                              Name:     Philip A. Belyew
                                    ------------------------------
                              Title:    Manager
                                     -----------------------------